Exhibit 23.4

Assure CPA, LLC 7307 N. Division, Suite 222 Spokane, WA 99208 Main | 509.535.3503 Fax | 509.535.9391 www.assure.cpa

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2026, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-292928) and the related Prospectus of Silver Bow Mining Corp. for the registration of 4,347,828 shares of common stock.

/s/ Assure CPA, LLC

Spokane, Washington

April 21, 2026